Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2009 RESULTS

North Andover, MA...October 27, 2009.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the third quarter ended September 27, 2009.  Sales for the third quarter of 2009 were $303.8 million, a decrease of $68.2 million, or 18%, compared to the third quarter of 2008. Net income for the third quarter of 2009 was $3.4 million, or $0.09 per share, compared to net income of $16.7 million, or $0.45 per share, for the third quarter of 2008. The results for the third quarter of 2009 include a loss from discontinued operations of $8.2 million, or ($0.22) per share, of which $7.3 million is from the estimated loss on disposal of Watts Valve (Changsha) Co., Ltd. (“CWV”), as previously announced.  Quarterly and year-to-date results for 2009 and 2008 have been restated to include CWV’s operating results in discontinued operations. Income from continuing operations attributable to Watts Water Technologies, Inc. for the third quarter of 2009 decreased by $4.7 million, or 29%, to $11.6 million, or $0.31 per share, compared to income from continuing operations for the third quarter of 2008 of $16.3 million, or $0.44 per share.

Sales for the first nine months of 2009 were $902.7 million, a decrease of $187.1 million, or 17%, compared to the first nine months of 2008. Net income for the first nine months of 2009 was $3.2 million, or $0.09 per share, compared to net income of $50.2 million, or $1.36 per share, for the first nine months of 2008.  Income from continuing operations attributable to Watts Water Technologies, Inc. for the first nine months of 2009 decreased by $18.0 million, or 37%, to $30.9 million, or $0.83 per share, compared to income from continuing operations for the comparable period of 2008 of $48.9 million, or $1.32 per share.

Results for the third quarter of 2009 include a net after-tax charge of $5.8 million, or $0.16 per share, mostly for asset write-downs and other costs incurred as part of our previously announced footprint reduction and restructuring programs, as compared to an after-tax charge of $0.6 million, or $0.02 per share, for the third quarter of 2008.  Included in 2009 restructuring and other charges is a $1.1 million gain from the disposition of Tianjin Tanggu Watts Valve Co. Ltd (“TWT”), a subsidiary the Company sold in October 2008.  The gain was deferred until all legal and regulatory matters in China were resolved.

Patrick S. O’Keefe, Chief Executive Officer, commented, “Cash generation continues to be a key objective, and the entire organization has delivered positive results. September year-to-date net cash provided by continuing operating activities was approximately $147.8 million, as compared to $90.4 million for the same period in 2008.  We achieved this increase primarily from better working capital management and cost containment.  As of September 27, 2009, we had $233.3 million of cash on our balance sheet.  Year-to-date free cash flow through September was $132.5 million as compared to $70.2 million for the same period in 2008.  Our net debt to capitalization ratio (defined as total debt less cash divided by total debt less cash plus equity) at the end of September was 12.2% as compared to 22.8% at December 31, 2008.” (Free cash flow and net debt to capitalization ratio are non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures are provided in Tables 1 and 2 of this press release.)

Commenting on sales for the third quarter, Mr. O’ Keefe noted, “Our top line continued to be challenged by the global recession.  The $68.2 million decrease in consolidated sales includes a decrease in organic sales of $61.1 million, or 16%, and unfavorable changes in foreign exchange rates of $5.1 million, or 1%.  Also, sales in the third quarter of 2008 included $2.0 million attributable to TWT.

“Sales in our North American segment decreased in the third quarter of 2009 by $35.9 million, or 16%, to $182.6 million compared to $218.5 million for third quarter of 2008.  This decrease was primarily due to a decline in organic sales of $34.8 million, or 16%, and, to a lesser extent, from unfavorable foreign exchange associated with the weakening of the Canadian dollar versus the US dollar.

“Organic sales in our North American wholesale market for the third quarter of 2009 were 21% lower as compared to the third quarter of 2008, primarily driven by volume reductions for sales into the commercial marketplace.  Organic sales in the North American home improvement retail market increased 7% for the third quarter of 2009 as compared to the third quarter of 2008.  This increase was primarily due to increased product volume from new product introductions and market share gains.

“We derived 38% of our total sales for the third quarter of 2009 from our European segment. European sales decreased $28.2 million, or 20%, to $116.4 million, as compared to $144.6 million for the third quarter of 2008.  This decrease was primarily due to a decline in organic sales of $24.2 million, or 17%, and from an unfavorable foreign exchange movement associated with the weakening of the euro versus the US dollar of $4.0 million, or 3%.  Most major channels and regions experienced market declines, including wholesale, OEM and the drainage markets.  Sales into Eastern Europe remained weak.

“China’s segment sales in the third quarter of 2009 decreased $4.1 million, or 46%, to $4.8 million compared to $8.9 million for the third quarter of 2008. This decrease was primarily due to a reduction in organic sales of $2.1 million, or 24%.  As mentioned previously, sales in the third quarter of 2008 included $2.0 million attributable to TWT.  The organic sales decline was due to weaker export sales to Europe.

Mr. O’Keefe concluded, “Our operating income for the third quarter of 2009 decreased by $5.9 million, or 20%, to $24.3 million as compared to $30.2 million in the third quarter of 2008. The main drivers of the reduction were incremental restructuring costs of $5.5 million, or 18%, and unfavorable foreign currency movements of $0.5 million, or 2%.  An organic decline of $1.3 million was primarily due to reduced revenues in the commercial market and increased fixed overhead as a percent of sales.  Restructuring costs decreased operating margins in the third quarter of 2009 and the third quarter of 2008 by 210 basis points and 20 basis points, respectively. Our operating margins were positively affected by increased gross margins from lower current quarter commodity costs and, in 2008, we had one-time acquisition charges which reduced gross margins.  Operating margins also benefited from lower selling, general and administrative expenses, which organically declined 11% versus the third quarter of last year.”

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we sometimes use non-GAAP financial measures, such as free cash flow and the net debt to capitalization ratio, that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP items, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for changes in cash and cash equivalents prepared in accordance with GAAP. Please see Tables 1 and 2 of this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2009 on Tuesday, October 27, 2009, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until October 27, 2010.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following:  the current economic and financial crisis, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation, including the James Jones case; the sale process of Watts Valve (Changsha) Co., Ltd.; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
STATEMENTS OF INCOME

Net sales	$303.8	$372.0	$902.7	$1,089.8

Income from continuing operations attributable to Watts Water Technologies, Inc.	$11.6	$16.3	$30.9	$48.9
Income (loss) from discontinued operations	(8.2)	0.4	(27.7)	1.3
Net income	$3.4	$16.7	$3.2	$50.2

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	37.1	36.7	37.1	36.9

Income (loss) per Share attributable to Watts Water Technologies, Inc.:
Continuing operations	$0.31	$0.44	$0.83	$1.32
Discontinued operations	(0.22)	0.01	(0.75)	0.04
Net income	$0.09	$0.45	$0.09	$1.36

Cash dividends per share	$0.11	$0.11	$0.33	$0.33

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in millions, except share information)
(Unaudited)

	September 27,	December 31,
ASSETS	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$233.3	$165.6
Short-term investment securities	6.5	-
Trade accounts receivable, less allowance for doubtful accounts of
$8.3 million at September 27, 2009 and $12.2 million at December 31, 2008	200.0	221.3
Inventories, net:
Raw materials	94.3	107.4
Work in process	35.3	44.9
Finished goods	148.8	186.7
Total Inventories	278.4	339.0
Prepaid expenses and other assets	13.4	14.6
Deferred income taxes	49.6	47.5
Assets of discontinued operations	27.3	11.6
Total Current Assets	808.5	799.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	474.7	465.4
Accumulated depreciation	(252.2)	(228.0)
Property, plant and equipment, net	222.5	237.4
OTHER ASSETS:
Goodwill	429.7	431.3
Long-term investment securities	-	8.3
Intangible assets, net	160.7	174.6
Other, net	9.2	8.9
TOTAL ASSETS	$1,630.6	$1,660.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$88.7	$115.2
Accrued expenses and other liabilities	116.0	103.9
Accrued compensation and benefits	44.4	41.6
Current portion of long-term debt	50.9	4.5
Liabilities of discontinued operations	39.7	29.7
Total Current Liabilities	339.7	294.9

LONG-TERM DEBT, NET OF CURRENT PORTION	304.5	409.8
DEFERRED INCOME TAXES	39.7	42.4
OTHER NONCURRENT LIABILITIES	70.3	70.6

STOCKHOLDERS' EQUITY:
Preferred Stock, $.10 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
1 vote per share; issued and outstanding: 29,484,964 shares at September 27, 2009
and 29,250,175 shares at December 31, 2008	2.9	2.9
Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
10 votes per share; issued and outstanding: 7,193,880 shares at September 27, 2009
and 7,293,880 at December 31, 2008	0.7	0.7
Additional paid-in capital	392.1	386.9
Retained earnings	441.9	451.7
Accumulated other comprehensive income	38.8	0.2
Total Stockholders' Equity	876.4	842.4
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,630.6	$1,660.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Net sales	$303.8	$372.0	$902.7	$1,089.8
Cost of goods sold	194.4	249.6	587.1	724.7
GROSS PROFIT	109.4	122.4	315.6	365.1
Selling, general & administrative expenses	78.8	91.4	238.7	272.0
Restructuring and other charges	6.3	0.8	8.6	2.8
OPERATING INCOME	24.3	30.2	68.3	90.3
Other (income) expense:
Interest income	(0.3)	(0.8)	(0.8)	(4.4)
Interest expense	5.5	6.6	16.8	20.0
Other	(0.5)	0.8	(1.0)	4.5
	4.7	6.6	15.0	20.1
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	19.6	23.6	53.3	70.2
Provision for income taxes	8.0	7.3	22.4	23.2
INCOME FROM CONTINUING OPERATIONS	11.6	16.3	30.9	47.0
Income (loss) from discontinued operations, net of taxes	(8.2)	0.4	(27.7)	1.3
NET INCOME BEFORE NON CONTROLLING INTEREST	3.4	16.7	3.2	48.3
Net loss attributable to the noncontrolling interest	-	-	-	1.9
NET INCOME ATTRIBUTABLE TO WATTS WATER TECHNOLOGIES, INC.	$3.4	$16.7	$3.2	$50.2

Net income from continuing operations attributable to Watts Water Technologies, Inc	$11.6	$16.3	$30.9	$48.9

BASIC EPS
Income (loss) per share attributable to Watts Water Technologies, Inc.:
Continuing operations	$0.31	$0.44	$0.84	$1.33
Discontinued operations	(0.22)	0.01	(0.75)	0.04
NET INCOME	$0.09	$0.46	$0.09	$1.37
Weighted average number of shares	37.0	36.5	37.0	36.7

DILUTED EPS
Income (loss) per share attributable to Watts Water Technologies, Inc.:
Continuing operations	$0.31	$0.44	$0.83	$1.32
Discontinued operations	(0.22)	0.01	(0.75)	0.04
NET INCOME	$0.09	$0.45	$0.09	$1.36
Weighted average number of shares	37.1	36.7	37.1	36.9

Dividends per share	$0.11	$0.11	$0.33	$0.33

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in millions)
(Unaudited)

	Nine Months Ended
	September 27,	September 28,
	2009	2008
OPERATING ACTIVITIES
Net income	$3.2	$50.2
(Loss) income from discontinued operations	(27.7)	1.3
Income from continuing operations	30.9	48.9
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation	24.2	23.9
Amortization of intangibles	10.2	8.8
Stock-based compensation	3.7	4.2
Foreign Currency / Hedge contracts	0.9	(0.5)
Deferred income taxes benefit	(4.6)	(14.9)
(Gain) loss on disposal / impairment of property, plant & equipment, and other	5.5	0.3
Other	0.4	0.4
Changes in operating assets and liabilities, net of effects
from business acquisitions and divestures:
Accounts receivable	19.8	(18.0)
Inventories	62.5	(4.3)
Prepaid expenses and other assets	1.2	6.2
Accounts payable, accrued expenses and other liabilities	(6.9)	35.4
Net cash provided by continuing operating activities	147.8	90.4

INVESTING ACTIVITIES
Additions to property, plant and equipment	(15.7)	(20.7)
Proceeds from the sale of property, plant and equipment	0.4	0.5
Investments in securities	-	(2.6)
Proceeds from sale of securities	1.7	33.3
Net proceeds from purchase price settlement	0.8	-
Business acquisitions, net of cash acquired	(0.3)	(174.6)
Net cash used in investing activities	(13.1)	(164.1)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	1.7	19.9
Payments of long-term debt	(61.1)	(51.8)
Payments of capital lease	(0.9)	(1.1)
Proceeds from exercise of stock options	0.2	1.6
Tax benefit of stock awards exercised	(0.5)	-
Dividends	(12.2)	(12.2)
Payments to repurchase common stock	-	(44.5)
Net cash used in financing activities	(72.8)	(88.1)
Effect of exchange rate changes on cash and cash equivalents	6.3	0.6
Net cash provided by (used in) operating activities of discontinued operations	(0.5)	0.3
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	67.7	(160.9)
Cash and cash equivalents at beginning of period	165.6	290.3
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$233.3	$129.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in millions)
(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

North America	$182.6	$218.5	$554.5	$664.5
Europe	116.4	144.6	333.7	398.1
China	4.8	8.9	14.5	27.2
Total	$303.8	$372.0	$902.7	$1,089.8

Operating Income (Loss)

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

North America	$22.3	$23.4	$55.9	$71.5
Europe	14.9	16.6	36.8	48.1
China	(4.5)	(3.1)	(3.7)	(8.0)
Corporate	(8.4)	(6.7)	(20.7)	(21.3)
Total	$24.3	$30.2	$68.3	$90.3

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

North America	$0.9	$1.7	$2.9	$4.9
Europe	1.4	1.5	4.7	5.1
China	28.2	34.9	83.6	98.3
Total	$30.5	$38.1	$91.2	$108.3

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

TABLE 1
RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
(Amounts In Millions)
(Unaudited)

	Nine Months Ended
	September 27,	September 28,
	2009	2008

Net cash provided by continuing operations	$147.8	$90.4
Less: additions to property, plant, and equipment	(15.7)	(20.7)
Plus: proceeds from the sale of property, plant, and equipment	0.4	0.5
Free cash flow	$132.5	$70.2

TABLE 2
RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION)
TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO
(Dollars In Millions)
(Unaudited)

	September 27,	December 31,
	2009	2008

Current portion of long-term debt	$50.9	$4.5
Plus: Long-term debt, net of current portion	304.5	409.8
Less: Cash and cash equivalents	(233.3)	(165.6)
Net debt	$122.1	$248.7

Net debt	$122.1	$248.7
Plus: Total stockholders' equity	876.4	842.4
Capitalization	$998.5	$1,091.1

Net Debt to Capitalization Ratio	12.2%	22.8%